Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 19, 2020 relating to the financial statements and financial statement schedule of Alabama Power Company (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Deloitte & Touche LLP

Birmingham, Alabama
February 24, 2020